Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Prospectus constituting a part of this Registration Statement on Amendment No. 1 to Form S-4 of our report dated August 12, 2026, relating to the consolidated financial statements of the REEcycle Holdings, Inc. and Subsidiary as of December 31, 2025 and 2024, and for each of the years then ended which is included in this Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Houston, Texas

November 2, 2026